Exhibit 10.29

TO:	Clever Leaves International Inc. (formerly, Northern Swan Holdings, Inc.) (the “Company”)

RE:	The Notes (as such term is defined in the amended and restated intercreditor and collateral agency agreement dated May 10, 2019 (the “Intercreditor Agreement”)) among, the Company, as issuer, GLAS Americas LLC (the “Collateral Agent”), as collateral agent, GLAS USA LLC, as paying agent, and the noteholders party thereto from time to time.

DATE:	November 9, 2020

AMENDMENT, CONSENT AND WAIVER AGREEMENT NO. 3

WHEREAS all capitalized terms used in this amendment, consent and waiver agreement (this “Agreement”) and not otherwise defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement;

AND WHEREAS the undersigned entered into an amendment, consent and waiver agreement dated March 26, 2020, which provided for, among other things, amendments to the Notes so as to increase the rate of interest payable on the aggregate principal amount owing under the Notes and to provide that such interest be payable in kind;

AND WHEREAS the undersigned entered into an amendment, consent and waiver agreement no. 2 dated June 23, 2020, which provided for, among other things, amendments to the Notes to clarify that the amendments to Section 2.2.1 of the Notes described in the recital above were to have been made effective as of January 1, 2020;

AND WHEREAS the undersigned wish to further amend the Notes as more particularly set out herein;

AND WHEREAS the Company entered into an amended and restated business combination agreement dated as of November 9, 2020 (the “Business Combination Agreement”), by and among Schultze Special Purpose Acquisition Corp. (“SPAC”), Clever Leaves Holdings Inc. (“Canada Holdco”), Novel Merger Sub Inc. (“Merger Sub”) and the Company;

AND WHEREAS in order to effect the Transactions (as such term is defined in the Business Combination Agreement), among other things:

(a)	(i) the Company formed each of Canada Holdco and 1255096 B.C. Ltd. (“Canada Newco”), each being a wholly-owned direct subsidiary of the Company, and (ii) Canada Holdco formed Merger Sub, being a wholly-owned indirect subsidiary of the Company (which, in accordance with Section 2.3.2 of the Notes, each of Canada Holdco, Canada Newco and Merger Sub are required to deliver a guarantee to the Secured Parties in respect of the Secured Obligations);

(b)	the Company, being the sole shareholder of Northern Swan International, Inc. (“NS International”) will contribute all of the shares it holds in NS International to Canada Newco (which, in accordance with Sections 6.2.8 and 6.2.12 of the Notes and Section 5.01(b) of the amended and restated pledge agreement dated May 10, 2019 (the “Pledge Agreement”) given by the Company to the Collateral Agent, requires the prior written consent of the Noteholders and the Collateral Agent, respectively), with NS International being a wholly-owned direct subsidiary of Canada Newco following such contribution;

(c)	pursuant to the Plan of Arrangement (as such term is defined in the Business Combination Agreement), all shareholders of the Company will exchange their respective shares in the Company for common shares of Holdco and the Company, following such exchange, will be a wholly-owned direct subsidiary of Holdco;

(d)	following consummation of the Arrangement (as such term is defined in the Business Combination Agreement), Merger Sub will merge with and into the SPAC, with SPAC surviving such merger as a wholly-owned direct subsidiary of Holdco (“Surviving Corporation”);

(e)	the Company will issue certain shares to Canada Holdco in exchange for the contribution by Canada Holdco to the Company of the Surviving Corporation and, following such contribution, Surviving Corporation will be a wholly-owned direct subsidiary of the Company; and

(f)	the Surviving Corporation will issue common shares to the Company in exchange for the contribution by the Company of all of the shares that the Company holds in its wholly-owned direct subsidiary NS US Holdings, Inc. (“NS US”) to the Surviving Corporation (which, in accordance with Sections 6.2.8 and 6.2.12 of the Notes and Section 5.01(b) of the Pledge Agreement, requires the prior written consent of the Noteholders and the Collateral Agent, respectively), with NS US being a wholly-owned direct subsidiary of Surviving Corporation following such contribution;

AND WHEREAS prior to the effectiveness of the Transactions, the Company and Canada Holdco wish to enter into an unsecured subordinated convertible note dated on or about the date hereof (the “Unsecured Convertible Note”) in favour of Neem Holdings, LLC in the principal amount of USD$3,000,000 (which, in accordance with Section 6.2.1 of the Notes, requires the prior written consent of the Noteholders unless the indebtedness owing under such unsecured subordinated convertible note is subordinated to the Obligations upon terms and conditions and pursuant to a subordination agreement in form and substance reasonably satisfactory to the Noteholders), the proceeds of which shall be used for the purposes of funding the overall operating expenses of the Company, as well as investments contemplated by the Company from time to time;

AND WHEREAS the Company has requested the Noteholders to waive the Company’s compliance with Sections 6.2.1, 6.2.8, and 6.2.12 of the Notes (solely to permit (a) the funding of the overall operating expenses of the Company as well as investments contemplated by the Company from time to time, and (b) the Transactions) and to direct the Collateral Agent to consent, in accordance with Section 5.01(b) of the Pledge Agreement, to the Company contributing all of the shares it holds in (i) NS International to Canada Newco, and (ii) NS US to the Surviving Corporation;

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the undersigned, each of the undersigned agree as follows:

1.	AMENDMENTS

1.1	Subject to satisfaction of the conditions precedent set forth in Section 3 of this Agreement and to satisfaction of the conditions subsequent set forth in Section 4.1 of this Agreement:

1.1.1	Common Shares. Each Note is hereby amended by deleting Section 1.1.11 of each Note in its entirety and replacing it with the following:

““Common Shares” means the Common shares in the capital of Canada Holdco, as such shares exist at the close of business on the Merger Date; provided that, in the event of a subdivision, redivision, reduction, combination, consolidation or reclassification of the capital of Canada Holdco or such successive subdivisions, redivisions, reductions, combinations, consolidations or reclassifications, “Common Shares” shall thereafter mean the shares corresponding to the Common Shares resulting from such subdivision, redivision, reduction, combination, consolidation or reclassification;”.

1.1.2	Guarantors. Each Note is hereby amended by deleting Section 1.1.21 of each Note in its entirety and replacing it with the following:

““Guarantors” means Canada Holdco, 1255096 B.C. Ltd., Surviving Corporation, NS US Holdings, Inc., Herbal Brands, Inc., Northern Swan International, Inc., Northern Swan Management, Inc., Northern Swan Deutschland Holdings, Inc., Northern Swan Portugal Holdings, Inc. and “Guarantor” means any of them;”.

1.1.3	Included Obligors. Each Note is hereby amended by deleting Section 1.1.24 of each Note in its entirety and replacing it with the following:

““Included Obligors” means the Company, Canada Holdco, 1255096 B.C. Ltd., Surviving Corporation, Northern Swan International, Inc., Eagle Holdings and Clever Leaves, and “Included Obligor” means any one of them;”.

1.1.4	Intercreditor and Collateral Agency Agreement. Each Note is hereby amended by deleting Section 1.1.26 of each Note in its entirety and replacing it with the following:

““Intercreditor and Collateral Agency Agreement” means the amended and restated intercreditor and collateral agency agreement dated as of May 10, 2019 among the Agent, GLAS USA LLC (the “Paying Agent”), the Lender, the Other Lenders and the Company, as such agreement may be amended, restated or amended and restated from time to time;”.

1.1.5	Material Adverse Change. Each Note is hereby amended by deleting Section 1.1.29 of each Note in its entirety and replacing it with the following:

““Material Adverse Change” means any change or event which constitutes a material adverse change in (i) the business, operations, condition (financial or otherwise), assets or properties of Canada Holdco and its subsidiaries, taken as a whole, (ii) the enforceability of this Convertible Note or any of the other Loan Documents against Canada Holdco or the Company, (iii) the ability of Canada Holdco or the Company to timely and fully perform its obligations hereunder or under any of the other Loan Documents, or (iv) the ability of the Lender to enforce its rights and remedies hereunder or under any of the other Loan Documents;”.

1.1.6	Trigger Event. Each Note is hereby amended by amending Section 1.1.45 of each Note by replacing the amount “USD$13.54” in each of clause (i) and clause (ii) thereof with “USD$41.38”.

1.1.7	Company.

1.1.7.1	Each Note is hereby amended by replacing each reference to “the Company” or “The Company” with “Canada Holdco” in each of Section 1.1.34, Section 1.1.41, Section 3.3, Section 3.4, Section 3.5, Section 4.5, Section 4.7 and Section 4.8.

1.1.7.2	All references in Sections 6.4 of each Note to the Company shall be deemed to be references to both the Company and Canada Holdco.

1.1.8	Definitions. Each Note is hereby amended by amending Section 1.1 of each Note to insert the following definitions in proper alphabetical sequence:

““Affiliate” means, in relation to any Person (the “first named person”), any other Person that Controls, is Controlled by or is under common Control with the first named person; provided that, for greater certainty, none of the Company, Canada Holdco nor any of their respective subsidiaries is an Affiliate of the Lender or any of its subsidiaries for the purposes of this Convertible Note;

“Business Combination Agreement” means amended and restated business combination agreement dated as of November 9, 2020, by and among Schultze Special Purpose Acquisition Corp., Canada Holdco, Novel Merger Sub Inc. and the Company;”

“Canada Holdco” means Clever Leaves Holdings Inc. and any successor thereto;

“Exempt Issuances” means (i) securities issued in conjunction with incentive plans as may be approved by shareholders of the Company, Canada Holdco or any of their respective Affiliates from time to time, and securities issued to management, directors, employees or consultants of the Company, Canada Holdco or any of their respective Affiliates in exchange for remuneration; (ii) securities issued pursuant to the terms of convertible securities outstanding on the date of the Business Combination Agreement; (iii) securities issued upon the exercise of any warrants of the Company or Canada Holdco outstanding as of the Merger Date; (iv) securities issued upon the conversion of any convertible common shares of Canada Holdco in accordance with its organizational documents; (v) securities issued in conjunction with business combinations, acquisitions or other corporate reorganizations; and (vi) securities issued pursuant to the terms of convertible securities issued after the date of the Business Combination Agreement, provided the Lender was given the opportunity to fully exercise its rights under Section 5.4 in connection with the issuance of such convertible securities;

“Exposure” has the meaning ascribed to such term in the Intercreditor and Collateral Agency Agreement;

“Merger Date” means the Merger Effective Time (as such term is defined in the Business Combination Agreement);

“Rateable Share” means the Lender’s Exposure as a percentage of the aggregate outstanding Exposure of the Lender and the Other Lenders;

“Share Conditions” means Common Shares that immediately upon issuance meet the following conditions: (i) such Common Shares are issued as fully paid, non-assessable shares; (ii) such Common Shares are posted or accepted for trade on any of the New York Stock Exchange, NASDAQ, the Toronto Stock Exchange or the TSX Venture Exchange; and (iii) such Common Shares are freely tradable securities with no resale or other restrictions;

“Surviving Corporation” means the corporation surviving and continuing following the merger of Novel Merger Sub Inc. and Schultze Special Purpose Acquisition Corp. and any successor thereto; and

“VWAP” means volume-weighted average price, being the price per security calculated by dividing (x) an amount equal to the total value of securities traded during a particular time period, by (y) an amount equal to the total volume of securities traded over that particular time period, which shall be based on the price and volume quotes provided by the applicable public stock exchange, which amount shall be calculated by the Company and shall be satisfactory to the Lender, each acting reasonably;”.

1.1.9	Modifications. Each Note is hereby amended by amending Section 1 of each Note to insert the following new Section 1.6:

“1.6 Modifications. In the event any amendments or modifications are made to the Business Combination Agreement or to the Payment Spreadsheet or Calculation Methodology (as such terms are defined in the Business Combination Agreement) and such amendments or modifications could result in a consequential change to the Conversion Price, each of the Company and the Lenders agree to revise each Note accordingly.”.

1.1.10	Term, Interest and Payment. Each Note is hereby amended by deleting Section 2.2.1 of each Note in its entirety and replacing it with the following:

“2.2.1 Interest shall accrue on the whole amount of the Principal Amount outstanding and remaining from time to time unpaid, commencing from the date hereof and continuing both before and after the Maturity Date, default and judgment until actual payment in full of this Convertible Note or conversion as hereinafter provided, at the annual interest rate of eight percent (8%) calculated and payable, (subject to Section 2.2.4) in cash, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year commencing on March 31, 2019; provided that, from January 1, 2020 to December 31, 2020 interest shall accrue at the annual interest rate of ten percent (10%) calculated and compounded quarterly in arrears on March 31, 2020, June 30, 2020, and September 30, 2020 and all accrued interest shall be payable in kind as the Purchase Price (as defined in the applicable Subscription Agreement) for the subscription amount for the SPAC Shares (as defined in the applicable Subscription Agreement) pursuant to that certain subscription agreement between the applicable Lender and Schultze Special Purpose Acquisition Corp. (the “Subscription Agreement”). Interest shall be computed on the basis of the actual number of days elapsed divided by 365 or 366, as the case may be, compounded quarterly. Principal and interest shall be payable in lawful money of the United States of America, and shall be paid to the Paying Agent at 3 Second Street, Suite 206, Jersey City, NJ 07311 or at such other place as the Paying Agent may have designated from time to time in writing to the Company.”

1.1.11	Term, Interest and Payment. Each Note is hereby amended by amending Section 2.2 of each Note by inserting the following new Section 2.2.4:

“2.2.4 Subject to Applicable Law, the Company shall have the right, at its option, by giving notice in writing to the Lender, no more than 15 days and no less than 3 trading days prior to the applicable interest payment date, to pay any such interest payment by issuing securities to the Lender that meet the Share Conditions. The number of securities which are required to be delivered by the Company to the Lender in satisfaction of any interest payment shall be determined by calculating the quotient of (A) the dollar amount of the interest which is due, divided by (B) 95% of the ten (10) day VWAP ending three trading days prior to the relevant interest payment date. Payment of interest by the delivery of securities that meet the Share Conditions shall be deemed satisfied upon delivery of the appropriate number of securities to the Lender, or as the Lender may otherwise designate to the Company in writing, within 3 Business Days of the applicable interest payment date.”.

1.1.12	Guarantees/Security. Each Note is hereby amended by deleting Section 2.3.1 of each Note in its entirety and replacing it with the following:

“2.3.1 This Convertible Note is a direct secured obligation of the Company secured by a first-ranking pledge over (i) the Company’s interests in and to 1255096 B.C. Ltd. and Surviving Corporation, (ii) Canada Holdco’s interests in and to the Company, (iii) 1255096 B.C. Ltd.’s interests in and to Northern Swan International, Inc. and (iv) Surviving Corporation’s interests in and to NS US Holdings, Inc., in each case to and in favour of the Agent for the benefit of the Lender and the other lenders issued secured convertible notes as of the date hereof (collectively, the “Other Lenders”) as evidenced by those certain pledge agreements granted in favour of the Agent.”.

1.1.13	Lender Conversion Right. Each Note is hereby amended by amending Section 3.1 of each Note by replacing the amount “USD$11.00” with “USD$33.62”.

1.1.14	No Fractional Shares. Each Note is hereby amended by amending Section 4.4 of each Note by inserting the following sentence at the end of such Section:

“No fractional shares shall be issued in connection with the issuance of the SPAC Shares. If any fractional interest in the SPAC Shares would, except for the provisions of this Section, have been deliverable upon the subscription for the SPAC Shares, it is agreed that the number of SPAC Shares to be delivered shall be rounded down to the nearest whole integer, in lieu of delivering any certificate of fractional interest.”.

1.1.15	Company Repayment. Each Note is hereby amended by deleting Section 5.1 of each Note in its entirety and replacing it with the following:

“5.1 Company Repayment: The Obligations may be prepaid by the Company at any time, provided that, any and all applicable accrued interest on such principal amount that is prepaid is concurrently paid by the Company.”.

1.1.16	Optional Repayment. Each Note is hereby amended by amending Section 5 of each Note to insert the following new Section 5.3 and Section 5.4:

“5.3 Optional Repayment: Subject to the last sentence of this Section, the Company shall have the right, at its option, on March 31, June 30, September 30 and December 31 of each year by giving notice in writing to the Lender to elect to repay the Obligations, in whole or in part, by issuing securities to the Lender that meet the Share Conditions. The number of securities which are required to be delivered by the Company to the Lender in satisfaction of any such repayment shall be determined by calculating the quotient of (A) the dollar amount of the repayment, divided by (B) 95% of the ten (10) day VWAP ending three trading days prior to the relevant date. Such repayment shall be deemed satisfied upon delivery of the appropriate number of securities to the Lender, or as the Lender may otherwise designate to the Company in writing, within 3 Business Days following the Company’s election to make such repayment. The repayment amount permitted pursuant to this Section 5.3 shall be limited to the lesser of (i) four times the ten (10) day average value of daily volume of traded securities used for the above noted VWAP calculation; and (ii) the Lender’s Rateable Share of USD$2,000,000.

5.4       Equity Offering Repayment: Following the Merger Date, from and after such time that the Company, Canada Holdco or any of their respective Affiliates issue equity securities (including without limitation preferred stock, convertible preferred stock and private investments in public equity (PIPEs) (collectively, “Equity Securities”) directly or indirectly, for cash or cash equivalents in excess of USD$25,000,000 (net of reasonable cash fees, including reasonable accounting, advisory and legal fees, commissions and other out-of-pocket cash expenses, in each case, directly related to or incurred in connection with such issuance) in aggregate (inclusive of net cash retained on the Merger Date), in the event that the Company, Canada Holdco or any of their respective Affiliates proposes to issue Equity Securities directly or indirectly, for cash or cash equivalents (an “Equity Financing”), other than the issue of Equity Securities pursuant to an Exempt Issuance and other than the issue of Equity Securities as part of the Transactions (as such term is defined in the Business Combination Agreement):

5.4.1	The Company shall deliver a notice to the Lender in writing as soon as practicably possible (and if a public announcement of an Equity Issuance is required, immediately before such announcement), but in any event at least five Business Days prior to the proposed closing date of the Equity Financing (the “Equity Financing Notice”), specifying: (A) the total number of Equity Securities which are proposed to be issued; (B) the rights, privileges, restrictions, terms and conditions of the Equity Securities proposed to be issued; (C) the consideration for which the Equity Securities are proposed to be issued; and (D) the proposed closing date of the Equity Financing.

5.4.2	Subject to compliance with Applicable Law and receipt of all required regulatory approvals, the Lender shall have the right, at its option, to convert the Obligations, in whole or in part, into subscriptions for the purchase of up to the Lender’s Rateable Share of 25% of such number of Equity Securities that the Company proposes to offer for sale as described in the Equity Financing Notice for and on the same terms and conditions (taking account for the exchange of the Obligations instead of a cash or cash equivalent payment), as offered to the other potential investors under the Equity Financing all as set forth in the Equity Financing Notice; provided that, if any accrued and unpaid interest owing at the date of such conversion on the Principal Amount so converted is not also converted as set out above, it shall be payable by the Company to the Lender in cash or securities (as provided in Section 2.2.4 above). If the Lender elects to subscribe for such Equity Securities, the Lender shall provide written notice to the Company by the close of business on the fifth Business Day following the day upon which the Equity Financing Notice is received by the Lender, failing which the Lender will not be entitled to exercise its right in respect of such Equity Financing. In the written notice, the Lender shall specify the amount of Obligations the Lender wishes to convert into Equity Securities pursuant to such Equity Financing.

5.4.3	If the Lender does not elect to participate in such Equity Financing, then the Company shall be required to repay the Obligations within 5 Business Days of the closing of such Equity Financing in an amount equal to the Lender’s Rateable Share of 25% of the Net Proceeds from such Equity Financing. “Net Proceeds” means the net amount equal to the aggregate amount received in cash in connection with such Equity Financing, less the sum of reasonable fees, including reasonable accounting, advisory and legal fees, commissions and other out-of-pocket expenses.”.

1.1.17	Repayment. Each Note is hereby amended by amending Section 6.2.11 of each Note by inserting the phrase “or (v) unless the Transactions become effective, make any repayment, redemption, purchase or other defeasance or discharge of indebtedness owing by the Company and Canada Holdco pursuant to the unsecured subordinated convertible note dated on or about November 9, 2020 (the “Unsecured Convertible Note”) in favour of Neem Holdings, LLC in the principal amount of USD$3,000,000 (provided that, for greater certainty, the indebtedness owing under the Unsecured Convertible Note may be converted into class D preferred shares in the capital of the Company in accordance with the terms of the Unsecured Convertible Note);” at the end of such Section.

1.1.18	Negative Covenants. Each Note is hereby amended by (i) replacing the “.” at the end of Section 6.2.13 with “; and” and (ii) amending Section 6.2 of each Note to insert the following new Section 6.2.14:

“6.2.14 amend, revise, amend and restate or otherwise modify the Business Combination Agreement without the prior written consent of Rimrock High Income Plus (Master) Fund, Ltd., such consent not to be unreasonably withheld or delayed.”.

1.1.19	Representations and Warranties. Each Note is hereby amended by deleting Section 7.1.6 of each Note in its entirety and replacing it with the following:

“7.1.6 Authorized Capital. The authorized capital of the Company consists of: (A) the following common shares: (i) an unlimited number of Class A Voting Common shares, of which 19,825,838 are issued and outstanding as of November 9, 2020 (including those Class A Voting Common shares underlying awards of restricted stock units and deferred shares); (ii) an unlimited number of Class B Voting Common shares, of which 0 are issued and outstanding as of November 9, 2020; (iii) an unlimited number of Class C Non-Voting Common shares, of which 0 are issued and outstanding as of November 9, 2020; and (B) the following preferred shares: (i) an unlimited number of Class C Preferred shares, of which 4,429,559 are issued and outstanding as of November 9, 2020; and (ii) an unlimited number of Class D Preferred shares, of which 2,319,215 are issued and outstanding as of November 9, 2020. Except pursuant to the Loan Documents, (i) other than (A) the Class A Voting Common shares to be issued pursuant to the Business Combination Agreement, (B) 194,805 Class D Preferred shares issuable upon the conversion of a US$3,000,000 principal amount, interest free, unsecured, subordinated convertible promissory note, (C) such number of Class A Voting Common shares issuable upon the conversion of US$4,162,000 principal amount 8% convertible debentures due June 30, 2023, (D) such number of Class A Voting Common shares issuable upon the conversion of US$2,230,000 principal amount 8% convertible debentures due September 30, 2023, (E) 2,714,954 stock options issued to certain employees and consultants of the Company and exercisable for Class A Voting Common shares, (F) warrants to purchase 222,324 Class A Voting Common shares, (G) a warrant to purchase that number of Class A Voting Common shares as will, pursuant to the Business Combination Agreement and the plan of arrangement set forth therein, convert into and be exchanged for 300,000 Common shares in the capital of Canada Holdco, and (H) rights of certain management of the Company to obtain 5,625,572 Class A Voting Common shares in connection with the exchange of certain exchangeable shares of Eagle Holdings, the Company does not have any outstanding agreement, subscription, warrant, option or commitment (nor has it granted any right or privilege capable of becoming an agreement, subscription, warrant, option or commitment) obligating it to issue or sell any Common Shares or other securities, including any security or obligation of any kind convertible into or exchangeable for Common Shares or other security; and (ii) there is no outstanding share or stock appreciation right, phantom equity, restricted share unit, deferred share unit or similar right, agreement, arrangement or commitment based on the market price of the Common Shares or the income or any other attribute of the Company or any of its subsidiaries (except as described above). Except for (i) the amended and restated shareholders agreement dated March 30, 2019 among the Company and each of the shareholders listed on Schedule A thereto; (ii) the Investor Rights Agreement dated March 30, 2019 among the Company and certain investors listed on Schedule A thereto; and (iii) the Shareholder Support Agreements entered into in connection with the Business Combination Agreement by and among the Company and certain directors, officers and other key shareholders each holding in excess of 5% of the issued and outstanding voting securities of the Company, there is no outstanding shareholder agreement, proxy, voting trust, right to require registration under any applicable securities legislation or any other arrangement or commitment to which the Company or any of its subsidiaries is a party or bound, with respect to the voting, disposition or registration of any outstanding securities of the Company or any of its subsidiaries.”.

2.	Waiver AND CONSENT

2.1	Subject to satisfaction of the conditions precedent set forth in Section 3 of this Agreement, each of the Noteholders hereby (a) waives the Company’s compliance with Sections 6.2.1 of the Notes solely in connection with the incurrence of the debt owing by the Company and Canada Holdco to Neem Holdings, LLC pursuant to the Unsecured Convertible Note to permit the funding of the overall operating expenses of the Company as well as investments contemplated by the Company from time to time, and (b) consents to the repayment of the indebtedness owing by the Company and Canada Holdco to Neem Holdings, LLC in accordance with the Unsecured Convertible Note, ten (10) Business Days after the completion date for the Transactions (or if the Business Combination Agreement is terminated in accordance with its terms, issue to Neem Holdings, LLC 194,805 fully paid and non-assessable class D preferred shares in the capital of the Company within ten (10) Business Days of such termination).

2.2	Subject to satisfaction of the conditions precedent set forth in Section 3 of this Agreement and satisfaction of the conditions subsequent set forth in Section 4.2 of this Agreement:

2.2.1	Each of the Noteholders hereby waives the Company’s compliance with Sections 6.2.8, and 6.2.12 of the Notes solely to permit the Transactions and the execution and delivery of all documents, instruments and agreements by the Company in connection therewith, the performance by the Company of all of its obligations thereunder and the entering into and consummation of any and all of the transactions contemplated thereby.

2.2.2	Each of the Noteholders hereby directs the Collateral Agent to consent, in accordance with Section 5.01(b) of the Pledge Agreement, to the Company contributing all of the shares it holds in (a) Northern Swan International, Inc. to Canada Newco, and (b) NS US Holdings, Inc. to the Surviving Corporation.

2.2.3	The Collateral Agent hereby consents, in accordance with Section 5.01(b) of the Pledge Agreement, to the Company contributing all of the shares it holds in (a) Northern Swan International, Inc. to Canada Newco, and (b) NS US Holdings, Inc. to the Surviving Corporation; provided that such consent shall not constitute a release by the Collateral Agent of any of the security interests granted to it in accordance with the Pledge Agreement; and provided further that the granting of such consent shall be conditional upon the receipt by the Collateral Agent of a duly executed guarantee and pledge agreement from each of Canada Holdco, Canada Newco and Surviving Corporation, together with the original share certificates (and transfer powers) in respect of the shares pledged pursuant to such pledge agreement, executed copies of all officer’s certificates, resolutions and opinions reasonably required by either the Collateral Agent or the Required Holder in connection therewith.

3.	CONDITIONS PRECEDENT

3.1	This Agreement shall not become effective until each of the following conditions shall have been performed and satisfied to the satisfaction of each of the Noteholders:

3.1.1	this Agreement shall have been duly executed and delivered by each of the parties hereto;

3.1.2	the Noteholders shall have received written confirmation from the Company (or its counsel on its behalf) that the scope of work set out in the closing agenda attached as Exhibit A hereto (the “Closing Agenda”) is satisfactory;

3.1.3	receipt by Rimrock High Income Plus (Master) Fund, Ltd. of a work fee in the amount of USD$55,000, to be applied to legal fees and expenses incurred by counsel to the Noteholders;

3.1.4	the Noteholders shall have received written confirmation from the Company (or its counsel on its behalf) that it shall pay all of its counsel’s legal fees (up to a maximum of USD$25,000) in respect of the preparation, negotiation, execution and administration of this Agreement, the other Loan Documents and the ancillary documents required in connection therewith; and

3.1.5	each of the Noteholders shall have received a PIPE subscription agreement in form and substance satisfactory to it, which agreement shall contemplate a non-cash exchange of accrued payable in kind interest on the Notes for common stock of Schultze Special Purpose Acquisition Corp.

4.	CONDITIONS SUBSEQUENT

4.1	The amendments to the Notes set out in Section 1 above shall not become effective unless and until each of the following conditions subsequent shall have been performed and satisfied:

4.1.1	the Agreed PIPE (as defined in the Business Combination Agreement) has been consummated; and

4.1.2	each of the Transactions has closed and is effective.

4.2	The waivers and consents set out in Section 2 above shall be subject to the satisfaction of each of the following conditions subsequent being satisfied on or before December 31, 2020 or such later date as the Noteholders may (in their sole discretion) consent to (the “Conditions Subsequent Satisfaction Date”), failing which such waivers and consents shall be withdrawn at the close of business on the Conditions Subsequent Satisfaction Date and cease to have force or effect at that time:

4.2.1	the Agreed PIPE (as defined in the Business Combination Agreement) has been consummated;

4.2.2	each of the Transactions has closed and is effective; and

4.2.3	each of the Loan Documents and ancillary documents set out in the Closing Agenda are delivered to the Noteholders, each in form and substance satisfactory to Rimrock High Income Plus (Master) Fund, Ltd.

5.	REPRESENTATIONS AND WARRANTIES

5.1	The Company and each of the Guarantors (as defined in each of the Notes) represents, warrants and covenants as follows:

5.1.1	each of the statements contained in this Agreement (including the recitals hereto) are true and accurate in all respects and fully and completely disclose all material information with respect to their subject matter;

5.1.2	all corporate action necessary for the authorization, execution, delivery and performance of this Agreement by each of the Company and Guarantors have been duly authorized and taken;

5.1.3	this Agreement, when duly executed and delivered by each of the Company and Guarantors will constitute a legal, valid and binding obligation, enforceable against each of them in accordance with its terms; and

5.1.4	all representations and warranties set out in each of the Notes as they relate to the Company and Guarantors shall be deemed to have been repeated on the date of this Agreement (except to the extent that such representation or warranty expressly relates solely to an earlier date or period in which case it is true and correct as of such earlier date or period) and shall continue in effect for so long as the Company is indebted to the Noteholders pursuant to the Notes or any of them, subject to any amendments contained herein.

6.	MISCELLANEOUS

6.1	This Agreement is supplemental to the Notes. The Notes and Loan Documents (as defined in each Note) remain in full force and effect, as amended hereby, and are hereby ratified and confirmed in all respects. Each of the Company and Guarantors will comply with all reporting requirements, financial covenants and non-financial covenants and all other terms set forth in each of the Notes and other Loan Documents, as amended hereby, and all other documentation executed and delivered to the Noteholders in connection therewith.

6.2	Each of the Company and Guarantors hereby agrees to duly execute and deliver or cause to be executed or delivered such further instruments, agreements or similar documents as may be necessary to carry out the provisions and purposes of this Agreement.

6.3	The execution, delivery and effectiveness of this Agreement shall not constitute a waiver of any provision contained in the Notes or Loan Documents, except as specifically set forth herein.

6.4	The consents and waivers set forth in Section 2.1 above shall be limited precisely as written and relates solely to the provisions of Sections 6.2.8, and 6.2.12 of the Notes in the manner and to the extent described above and nothing in this Agreement shall be deemed to:

6.4.1	constitute a waiver of compliance by the Company or any other Obligor with respect to any other term, provision or condition of the Notes or any other Loan Document, or any other instrument or agreement referred to therein; or

6.4.2	prejudice any right or remedy that the Noteholders, the Collateral Agent or any Person that is a Noteholder at any time under the Notes may now have or may have in the future under or in connection with the Notes or any other Loan Document, or any other instrument or agreement referred to therein.

6.5	Each of the Company and Guarantors hereby agrees to duly execute and deliver or cause to be executed or delivered such further instruments, agreements or similar documents as may be necessary to carry out the provisions and purposes of this Agreement.

6.6	The execution, delivery and effectiveness of this Agreement shall not constitute a waiver of any provision contained in the Notes or Loan Documents, except as specifically set forth herein.

6.7	This Agreement shall be governed by and interpreted in accordance with the laws of British Columbia and the federal laws of Canada applicable therein.

6.8	This Agreement may be executed and delivered in original, facsimile or portable document format (pdf) form.

6.9	Pursuant to section 4.03(a)(viii) of the Intercreditor Agreement, each of the Noteholders, by their execution hereof, directs the Collateral Agent, to acknowledge the waivers, consents, requests, amendments and modifications described and contained herein and it is understood that the Collateral Agent shall be able to conclusively rely upon the Noteholders’ direction in connection with its acknowledgement of the same.

6.10	It is acknowledged and agreed that:

6.10.1	the execution and delivery by the Collateral Agent of this Agreement is solely intended to satisfy the technical requirements of Section 4.14(b) of the Intercreditor Agreement and shall not be construed as the consent by the Collateral Agent to any of the transactions contemplated in Section 2.1 or Section 2.2 of this Agreement, other than as set out in Section 2.1.3 above;

6.10.2	the Collateral Agent shall be able to conclusively rely upon the direction provided in Section 2.2.2 of this Agreement in connection with the consent given in Section 2.2.3 of this Agreement; and

6.10.3	all of the rights, protections and immunities applicable to the Collateral Agent and set forth in the Notes and the Intercreditor Agreement shall be incorporated by reference herein.

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DATED as of the date first written above.

CLEVER LEAVES INTERNATIONAL INC.

By:		/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Chief Executive Officer

CLEVER LEAVES HOLDINGS INC.

By:		/s/ Kyle Detwiler
	Name:	Kyle Detwiler
	Title:	Director

GLAS AMERICAS LLC

By:		/s/ Diana Gulyan
	Name:	Diana Gulyan
	Title:	AVP

GLAS USA LLC

By:		/s/ Diana Gulyan
	Name:	Diana Gulyan
	Title:	AVP

Rimrock High Income Plus (Master) Fund, Ltd.

By:		/s/ Steve Foulke
	Name:	Steve Foulke
	Title:	Managing Director

Anson INVESTMENTS MASTER FUND LP by its co-investment advisor, ANSON ADVISORS INC.

By:		/s/ Moez Kassam
	Name:	Moez Kassam
	Title:	Director

Anson OPPORTUNITIES MASTER FUND LP by its co-investment advisor, ANSON ADVISORS INC.

By:		/s/ Moez Kassam
	Name:	Moez Kassam
	Title:	Director

Anson EAST MASTER FUND LP by its co-investment advisor, ANSON ADVISORS INC.

By:		/s/ Moez Kassam
	Name:	Moez Kassam
	Title:	Director

AC Anson INVESTMENTS LTD.

By:		/s/ Moez Kassam
	Name:	Moez Kassam
	Title:	Director

axios growth partners, llc

By:		/s/ Nicholas Rutherford
	Name:	Nicholas Rutherford
	Title:	Manager of Axios Holdings, LLC, the Manager of Axios Growth Partners, LLC

NS CO-INVESTMENT LLC

By:		/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Person

cowen and company, llc, as Noteholder

By:		/s/ Owen Littman
	Name:	Owen Littman
	Title:	Authorized Person